UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
     On June 2, 2009, ev3 Inc., a Delaware corporation (“ev3”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chestnut Medical Technologies, Inc., a California corporation (“Chestnut”), Starsky Merger Sub, Inc., a California corporation and direct wholly owned subsidiary of ev3 (“Merger Sub 1”), Starsky Acquisition Sub, Inc., a California corporation and direct wholly owned subsidiary of ev3 (“Merger Sub 2”), and CMT SR, Inc., a California corporation (the “Shareholder Representative”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 will merge with and into Chestnut in a statutory reverse triangular merger (the “First Merger”) with Chestnut as the surviving corporation of the First Merger and immediately following the effectiveness of the First Merger, Chestnut will merge with and into Merger Sub 2 in a statutory forward triangular merger (the “Second Merger” and collectively or in seriatim with the First Merger, as appropriate, the “Merger”), with Merger Sub 2 as the surviving entity as a direct wholly owned subsidiary of ev3 following the transaction. Chestnut is a privately-held company that is focused on developing minimally invasive therapies for interventional neuroradiology, including in particular its Pipeline Embolization Device, which is a new class of embolization device that is designed to divert blood flow away from an aneurysm in order to provide a complete and durable aneurysm embolization while maintaining patency of the parent vessel. Chestnut’s Pipeline Embolization Device has received CE Mark approval in Europe and Chestnut is currently conducting two clinical studies under U.S. Food and Drug Administration (“FDA”) investigational device exemptions to gain approval for the Pipeline device in the United States.
     Under the terms of the Merger Agreement, ev3 will pay an initial closing payment in the amount of approximately $75 million, 30 to 40 percent of which will be payable in cash with the remaining portion payable in ev3 common stock. The amount of the initial closing payment will be subject to certain adjustments at closing. In addition to the initial closing payment, ev3 may be obligated to make an additional milestone payment of up to $75 million if the FDA issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. The milestone payment is to be made in cash and shares of ev3 common stock and is subject to certain rights of set-off for any indemnification claims by ev3 against Chestnut. All options and warrants to acquire shares of Chestnut capital stock will be terminated in connection with the Merger and paid the merger consideration that is payable to Chestnut’s common shareholders less the exercise price of such options and warrants.
     Each of Chestnut and ev3 have made customary representations, warranties and covenants in the Merger Agreement. The completion of the acquisition is subject to customary closing conditions. Concurrently and in connection with the execution of the Merger Agreement, Chestnut’s directors and officers and certain principal stockholders, who collectively hold approximately 66% of the outstanding shares of Chestnut common stock, on as converted basis, as of the close of business on June 2, 2009 and who represent a sufficient number of shares of Chestnut’s capital stock to approve the Merger, entered into a voting agreement with ev3 (the “Voting Agreements”), pursuant to which each stockholder agreed to consent to or vote its shares of Chestnut capital stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement. Approval by the stockholders of ev3 is not required in connection with the transaction.
     Subject to the closing conditions, ev3 expects that the Merger will close within approximately 45 days.
     The foregoing description of the Merger Agreement and Voting Agreements does not purport to be complete and is qualified in its entirety by reference to a full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference and the full text of the form of Voting Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about ev3 in its public reports filed with the SEC. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to ev3. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.
Item 3.02. Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 is incorporated herein by reference. The issuance of the shares of ev3 common stock in connection with the Merger is expected to be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 4(2) thereof and Regulation D promulgated thereunder, based upon appropriate representations and certifications that ev3 has obtained, or will obtain prior to issuance, from Chestnut and each Chestnut stockholder and option holder receiving such shares. If in issuing shares of its common stock in connection with the Merger, ev3 relies upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Regulation D promulgated thereunder, ev3 has agreed to file a registration statement on Form S-3 to register the resale of the shares of ev3 common stock issuable upon the closing of the Merger within five days of the Merger and has agreed to file a subsequent registration statement no later than 30 days after the issuance of any shares of ev3 common stock to register the resale of any shares of ev3 common stock issued in payment of any milestone payment required to be made under the Merger Agreement.
Item 7.01. Regulation FD Disclosure.
     On June 2, 2009, ev3 announced the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. ev3 also made available an accompanying presentation posted on the Investor Relations section of www.ev3.net. A copy of the presentation materials is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
     The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by ev3 under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2009 by and among ev3 Inc., Starsky Merger Sub, Inc., Starsky Acquisition Sub, Inc., Chestnut Medical Technologies, Inc. and CMT SR, Inc.

Exhibit
No.	Description
10.1	Form of Voting Agreement dated as of June 2, 2009 by and between the officers, directors and certain principal shareholders of Chestnut Medical Technologies, Inc. and ev3 Inc.

99.1	Press Release issued by ev3 Inc. dated June 2, 2009

99.2	Presentation materials posted on the Investor Relations section of www.ev3.net

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.
Forward-Looking Statements
Statements contained in this report and the exhibits filed or furnished herewith that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the expected timing of ev3’s acquisition of Chestnut, the anticipated effect of the acquisition on ev3’s future earnings per share and non-GAAP adjusted earnings per share and other operating results, the expected timing of the contingent payment, the market potential and anticipated market acceptance of Chestnut’s products and other statements identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “potential,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, delays in completing the acquisition of Chestnut and the risk that the acquisition may not be completed at all; the reduction in ev3’s cash to pay the cash portion of the merger consideration; failure to achieve the revenues, cost savings, earnings, growth prospects and any or other synergies expected from the acquisition or delays in realization thereof; delays and challenges in integrating the businesses after the acquisition is completed; operating costs and business disruption during the pendency of and following the acquisition, including adverse effects on employee retention and on business relationships with third parties, including physicians, providers and distributors; ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, the timing of product regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2009	ev3 INC.

	By:	/s/ Kevin M. Klemz

	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 2, 2009 by and among ev3 Inc., Starsky Merger Sub, Inc., Starsky Acquisition Sub, Inc., Chestnut Medical Technologies, Inc. and CMT SR, Inc.	Filed herewith

10.1	Form of Voting Agreement dated as of June 2, 2009 by and between the officers, directors and certain principal shareholders of Chestnut Medical Technologies, Inc. and ev3 Inc.	Filed herewith

99.1	Press Release issued by ev3 Inc. dated June 2, 2009	Furnished herewith

99.2	Presentation materials posted on the Investor Relations section of www.ev3.net	Furnished herewith

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ev3 will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.